As filed with the Securities and Exchange Commission on August 10, 2000.

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                -----------------

                               ALLAIRE CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 41-1830792
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)              Identification Number)

           275 GROVE STREET
         NEWTON, MASSACHUSETTS                             02466
    (Address of Principal Executive                     (Zip Code)
               Offices)

                  ALLAIRE CORPORATION 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                -----------------

                                 DAVID J. ORFAO
                      President and Chief Executive Officer
                               Allaire Corporation
                                275 Grove Street
                           Newton, Massachusetts 02466
                     (Name and address of agent for service)

                                 (617) 219-2000
          (Telephone number, including area code, of agent for service)

                                -----------------

                                 WITH COPIES TO:
                           Robert L. Birnbaum, Esquire
                            William R. Kolb, Esquire
                             Foley, Hoag & Eliot LLP
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                                -----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                 PROPOSED          PROPOSED
                                            AMOUNT TO BE         MAXIMUM            MAXIMUM          AMOUNT OF
                                             REGISTERED       OFFERING PRICE       AGGREGATE        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          (SHARES)          PER SHARE       OFFERING PRICE          FEE
----------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)                 470,750(1)         $45.87(2)        $21,593,302.5(2)    $ 5,701
----------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)               3,529,250(3)         $32.88(4)        $ 116,041,740(4)    $30,636
================================================================================================================

(1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the Allaire Corporation 2000 Stock Incentive Plan as of June 30, 2000.

(2) Calculated pursuant to Rule 457(h)(1) based on the weighted average exercise price per share of the options.

(3) Represents shares of Common Stock issuable pursuant to options that may be granted under our 2000 Plan but that have not yet been granted as of June 30, 2000.

(4) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of our Common Stock as reported on the Nasdaq Stock Market on August 4, 2000.

               AVAILABILITY OF DOCUMENTS INCORPORATED BY REFERENCE

         This document constitutes part of a prospectus under Section 10(a) of the Securities Act. The Section 10(a) prospectus incorporates by reference certain other documents listed in Item 3 of Part II of the registration statement to which this prospectus relates. These other documents include:

          - the latest annual report that we filed under Section 13 or 15(d) of the Exchange Act, or the latest prospectus that we filed under Rule 424(b) under the Securities Act that contained audited financial statements for the latest fiscal year for which we have filed financial statements; and

          - all other quarterly, current and other reports that we have filed under Section 13 or 15(d) of the Exchange Act since the end of the latest fiscal year covered by such annual report or prospectus.

         We are also required to deliver certain other documents to you under Rule 428(b) under the Securities Act. All of these documents are available to you without charge upon written or oral request. To obtain a copy of any or all of these documents, you should call our Chief Financial Officer at (617) 219-2000 or write to the following address:

                Allaire Corporation
                275 Grove Street
                Newton, Massachusetts 02466
                Attention:  Chief Financial Officer

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement by reference:

         (a) the description of Allaire's common stock contained in the registration statement on Form 8-A filed with the Commission on January 15, 1999 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

         (b) Allaire's Annual Report on Form 10-K for the fiscal year ended on December 31, 1999, as filed with the Commission on March 30, 2000; and

         (c) Allaire's Quarterly Report on Form 10-Q for the quarter ended on March 31, 2000, as filed with the Commission on May 12, 2000.

         All documents subsequently filed by Allaire pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for Allaire Corporation by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Six of Allaire's Amended and Restated Certificate of Incorporation provides that Allaire will indemnify each person who at any time is, or has been, a director or officer of Allaire and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Allaire or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of Article Six of the Amended and Restated Certificate of Incorporation will deprive a director or officer of the benefit thereof with respect to any act or failure occurring prior to such amendment or repeal.

         Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for: (a) any breach of the director's duty of loyalty to the corporation or its stockholders;
(b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

         Article Eight of Allaire's Amended and Restated Certificate of Incorporation provides that to the maximum extent permitted by the Delaware General Corporation Law, no director will be personally liable to Allaire or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director. No amendment to or repeal of the provisions of Article Eight will apply to or have any effect on the liability or the alleged liability of any director with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of Article Eight is to limit or eliminate the potential liability of Allaire's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through
(d) above.

         Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Allaire has obtained a directors' and officers' liability and company reimbursement liability insurance policy that: (a) insures directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers; and
(b) insures Allaire against losses (above a deductible amount) arising from any such claims, but only if Allaire is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Amended and Restated Certificate of Incorporation or Amended and Restated By- Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

   4.1 Amended and Restated Certificate of Incorporation of Allaire Corporation (filed as Exhibit 3.3 to Allaire's registration statement on Form S-1, File Number 333-63689, and incorporated herein by reference).

   4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Allaire Corporation (filed as Exhibit 3.2 to Allaire's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and incorporated herein by reference).

   4.3        Amended and Restated By-Laws of Allaire Corporation (filed as
              Exhibit 3.5 to Allaire's registration statement on Form S-1, File Number 333-63689, and incorporated herein by reference).

   4.4        Allaire Corporation 2000 Stock Incentive Plan.

   5.1        Opinion of Foley, Hoag & Eliot LLP.

  23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  23.2        Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

  24.1        Power of Attorney (contained on the signature page).


ITEM 9. UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          2. The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 10th day of August, 2000.

                                    ALLAIRE CORPORATION


                                    By: /s/ David J. Orfao
                                       ---------------------------------------
                                       David J. Orfao
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David J. Orfao and David A. Gerth, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                      Title                                      Date
---------                                                      -----                                      ----

/s/ Joseph J. Allaire                           Chairman of the Board of Directors, and
-----------------------------------------       Executive Vice President, Products                    August 10, 2000
Joseph J. Allaire


/s/ David J. Orfao                              President, Chief Executive Officer and
-----------------------------------------       Director (principal executive officer)                August 10, 2000
David J. Orfao


/s/ David A. Gerth                              Vice President, Finance and Operations,
-----------------------------------------       Treasurer and Chief Financial Officer
David A. Gerth                                  (principal financial and accounting officer)          August 10, 2000

/s/ Jeremy Allaire                              Chief Technology Officer
-----------------------------------------       and Director                                          August 10, 2000
Jeremy Allaire

/s/ Jonathan A. Flint                           Director                                              August 10, 2000
-----------------------------------------
Jonathan A. Flint

/s/ John J. Gannon                              Director                                              August 10, 2000
-----------------------------------------
John J. Gannon

/s/ Thomas A. Herring                           Director                                              August 10, 2000
-----------------------------------------
Thomas A. Herring

/s/ Ronald G. Ward                              Director                                              August 10, 2000
-----------------------------------------
Ronald G. Ward

/s/ W. Frank King III                           Director                                              August 10, 2000
-----------------------------------------
W. Frank King III


                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

   4.1 Amended and Restated Certificate of Incorporation of Allaire Corporation (filed as Exhibit 3.3 to Allaire's registration statement on Form S-1, File Number 333-63689, and incorporated herein by reference).

   4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Allaire Corporation (filed as Exhibit
                   3.2 to Allaire's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and incorporated herein by reference).

   4.3 Amended and Restated By-Laws of Allaire Corporation (filed as Exhibit 3.5 to Allaire's registration statement on Form S-1, File Number 333-63689, and incorporated herein by reference).

   4.4             Allaire Corporation 2000 Stock Incentive Plan.

   5.1             Opinion of Foley, Hoag & Eliot LLP.

  23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

  23.2             Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

  24.1             Power of Attorney (contained on the signature page).